                       SECURITIES AND EXCHANGE COMMISSION
                       ----------------------------------
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                             Pursuant to Section 13
                           or 15(d) of the Securities
                              Exchange Act of 1934


Date of Report (Date of earliest event reported):  September 22, 1995

                    First Financial Caribbean Corporation
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)


       Puerto Rico                   0-17224                    66-0312162
- -------------------------          -----------              -------------------
(State or other jurisdic-          (Commission                 (IRS Employer
  tion of incorporation)             File No.)               Identification No.)


    1159 Franklin D. Roosevelt Avenue, San Juan, Puerto Rico         00920
- --------------------------------------------------------------------------------
(Address of principal executive offices)                           (Zip Code)

Registrant's telephone number, including area code:  (809) 749-7100
                                                     --------------

Item 5.  Other Events
         ------------

           First Financial Caribbean Corporation (NASDAQ: FRCC) (the "Company" or "FFCC"), today announced that it had reached an agreement in principle with BanPonce Corporation (NASDAQ:BPOP), a bank holding company headquartered in San Juan, Puerto Rico, for the issuance and sale to BanPonce of up to $10,000,000 of its 8.25% Convertible Subordinated Debentures Due January 1, 2006 (the "Debentures") in a private placement transaction. The Debentures will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent such registration or an applicable exemption from the registration requirements of the Act. The Debentures would be convertible into shares of Common Stock of the Company at a conversion price of $17.50 per share, subject to adjustment in certain events.

           The Company announced that the issuance of the Debentures is subject to the execution of a Debenture Purchase Agreement with BanPonce, which it expects to close early next week. $6,645,905 of the Debentures (convertible into approximately 4.99% of the outstanding shares of Common Stock of the Company) would be issued concurrently with the execution of the Agreement. The issuance and sale of the remaining $3,354,095 of Debentures would be subject to BanPonce obtaining approval of the Federal Reserve Board for the additional investment in the Debentures. Under the terms of the Agreement, BanPonce would have 90 days from the date of the execution of the Agreement to obtain such approval. If the entire $10,000,000 of the Debentures is issued, they would be convertible into approximately 571,428 shares or 7.3% of FFCC's total outstanding shares of Common Stock (7.0% on a fully diluted basis).

           Under the terms of the Agreement, BanPonce would also obtain the right to acquire up to 200,000 additional shares of Common Stock at a price of $17.50 per share (subject to adjustment in certain events) to the extent that the shares of Common Stock issued or issuable upon conversion of the Debentures represented less than 5% of FFCC's fully diluted outstanding shares of Common Stock. If BanPonce does not consummate the acquisition of the additional $3,354,095 Debentures as a result of its inability to obtain Federal Reserve Board approval, such 5% threshold would be reduced proportionally. Such right to acquire additional shares expires on June 30, 1999 and is also subject to termination upon the occurrence of certain corporate events involving the Company.


Item 7.   Financial Statements, Pro Forma, Financial Information and Exhibits

          (c)   Exhibits

                (99)  Press Release dated September 22, 1995.

                                  SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf of the undersigned thereunto duly authorized.

                                        FIRST FINANCIAL CARIBBEAN CORPORATION

                                        By:  /s/ Richard F. Bonini
                                           -----------------------------------
                                           Richard F. Bonini
                                           Senior Executive Vice President

Date:  September 22, 1995

                                 EXHIBIT INDEX

Exhibit Number                           Description                                    Page
- --------------                           -----------                                    ----
    99                                 Press Release dated
                                       September 22, 1995
